John Kinross-Kennedy, C.P.A.
                          4921 Birch Street, Suite 110
                            Newport Beach, CA 92660
                                 (949)724-3817
                              jkinross@zamucen.com
                              --------------------

Mark Scharmann
Persident and Chief Executive Officer
Immunotechnology Corporation
1661 Lakeview Circle
Ogden, Utah 84403

Dear Mr. Scharmann:

This is to certify that I consent to the publication of the Form S-4 Registration Statement of Immunotechnology Corporation dated July 24, 2003, an S.E.C. registration statement wherein I expressed audit opinions on financial statements and provided other financial data.


/s/ John Kinross-Kennedy
---------------------------
John Kinross-Kennedy
Certified Public Accountant

Cc: John C. Thompson, Esq.